Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 4

(Ares Capital JB Funding LLC)

THIS OMNIBUS AMENDMENT NO. 4, dated as of  August 24, 2017 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”); and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.                                                 AMENDMENTS.

(a)                                 The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

(b)                                 The Schedules to the Loan and Servicing Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages to the Loan and Servicing Agreement attached as Exhibit B hereto.

SECTION 2.                                                 LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect.  After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3.                                                 REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, with respect to the Loan and Servicing Agreement, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)                                     it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)                                  the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, each as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)                               no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement as amended hereby by or against it;

(iv)                              this Amendment has been duly executed and delivered by it;

(v)                                 each of this Amendment, the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)                              no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

SECTION 4.                                                 CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lender; (ii) delivery and execution of certain amendments to the SMBC Lender Fee Letter by the parties thereto; and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.                                                 MISCELLANEOUS.

(a)                                 This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                                 The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                                  This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d)                                 The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e)                                  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                                   This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.  There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

(g)                                  The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h)                                 The Administrative Agent and the Lender hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i)                                     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
		Name:	Scott Lem
		Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE SERVICER:	ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
		Name:	Scott Lem
		Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRANSFEROR:	ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
		Name:	Scott Lem
		Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Christakis Droussiotis
		Name:	Christakis Droussiotis
		Title:	Managing Director

THE LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as the Lender

	By:	/s/ Christakis Droussiotis
		Name:	Christakis Droussiotis
		Title:	Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Christakis Droussiotis
		Name:	Christakis Droussiotis
		Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ John Leurini
		Name:	John Leurini
		Title:	Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Bank

	By:	/s/ John Leurini
		Name:	John Leurini
		Title:	Vice President

Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

EXECUTION VERSION

Conformed through Omnibus Amendment No. ~~3~~4

U.S. $400,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,

as the Borrower

and

ARES CAPITAL CORPORATION,

as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent, as the Collateral Agent and as the Lender

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian and as the Bank

20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, for the purposes of Section  2.07(b), Section 2.07(g), Section 4.01(ii), Section 4.03(q), Section 5.01(p) and Section 5.03(j) of this Agreement, as well as Section 4.1(ii), Section 5.2(j)(v) and Section 5.2(o) of the Purchase and Sale Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agented Note” means any Loan Asset (a) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (b) with respect to which, upon an assignment of the note under the Purchase and Sale Agreement to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)                                 which is a First Lien Loan Asset, 65%;

(b)                                 which is a First Lien Last Out Loan Asset, 55%; and

(c)                                  which is a Second Lien Loan Asset, 35%;

~~provided that if, at the time any such Eligible Loan Asset is transferred to the Borrower the stated maturity date of such Eligible Loan Asset is a date subsequent to the Facility  Maturity Date in effect at such time, the Applicable Percentage for such Eligible Loan Asset shall  be 50% in the case of First Lien Loan Assets, 45% in the case of First Lien Last Out Loan Assets and 30% in the case of Second Lien Loan Assets; provided further that if, after any such Eligible~~

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~~Loan Asset is transferred to the Borrower, as a result of the Initial Stated Maturity Extension or the Second Stated Maturity Extension the stated maturity date of such Eligible Loan Asset is a date prior to the Facility Maturity Date (as extended), the Applicable Percentage for such Loan Asset shall be as set forth above in clauses (a), (b) or (c), as applicable, as of the date the applicable extension takes effect.~~

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on LIBOR or One Day Advance LIBOR, (i) if the Average Advances Outstanding are greater than $~~100,000,000,~~175,000,000, 1.75% per annum and (ii) if Average Advances Outstanding are less than or equal to $~~100,000,000,~~175,000,000, 2.00% per annum and (b) with respect to any rate based on the Base Rate, (i) if Average Advances Outstanding are greater than $~~100,000,000,~~175,000,000, 0.75% per annum and (ii) if Average Advances Outstanding are less than or equal to $~~100,000,000,~~175,000,000, 1.00% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares LIBOR Rate” means, with respect to any Loan Asset, the definition of “LIBOR Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “LIBOR Rate” or such comparable definition is not defined in such Loan Agreement, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day; provided that if such day is not a Business Day, the immediately preceding Business Day, as the rate for Dollar deposits with a one-month, a two-month or a three-month maturity, as applicable, as and when determined in accordance with the applicable Loan Agreement.

“Ares Prime Rate” means, with respect to any Loan Asset, the definition of “Prime Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Prime Rate” or such comparable definition is not defined in such Loan Agreement, the rate designated by certain reference lenders in the applicable Loan Agreement from time to time as its prime rate in the United States, such rate to change as and when the

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by Omnibus Amendment No. 3, dated as of June 30, 2015 and as may be further amended, restated, supplemented and/or otherwise modified from time to time.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower or the Transferor have acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) September 14, ~~2017~~2018 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is three Business Days prior to the Payment Date of each calendar month, commencing with the Payment Date in March, 2012.

“Required Lenders” has the meaning assigned to that term in Section 11.01(a).

in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a) if the Servicer is the originator or an Affiliate thereof, the higher of: (i) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (b) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns.

“SMBC Lender Fee Letter” means that certain lender fee letter, dated as of the Closing Date, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as such letter was amended (x) by the Amended and Restated Fee Letter Agreement, dated as of September 14, 2012, (y) by the Second Amended and Restated Fee Letter Agreement, dated as of December 20, 2013, and (z) by the Third Amended and Restated Fee Letter Agreement, dated as of June 30, 2015, and as may be further amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means September 14, ~~2022~~2023 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but

Exhibit B

CHANGED PAGES TO THE SCHEDULES TO THE LOAN AND SERVICING

AGREEMENT

(See attached)

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the date it is included as part of the Collateral Portfolio. For the purposes of this Section 38, “Equity Security” shall mean (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset and (ii) any security that trades “stapled” to a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset.

39.                               As of the related Cut-Off Date, each such Loan Asset was originated or purchased pursuant to and in accordance in all material respects with the Credit Policy.

40.                               As of the related Cut-Off Date, each such Loan Asset is not a Loan Asset with respect to which interest required by the Loan Agreement to be paid in cash has previously been deferred or capitalized as principal and not subsequently paid in full; unless the Obligor has commenced paying in cash current interest required to be paid in cash.

41.                               As of the related Cut-Off Date and immediately after giving effect to the acquisition of such Loan Asset (and, in the case of any waiver, modification or other variation of the type described in clause (d) or clause (e) of the definition of “Material Modification”, as of the date of such waiver, modification or variation and immediately after giving effect thereto), the aggregate sum of the product of (A) the Applicable Percentage and (B) the Adjusted Borrowing Value ~~with respect to~~of all Eligible Loan Assets consisting of each of the First Lien Last Out Loan Assets and Second Lien Loan Assets will not exceed, in the aggregate, ~~20~~25% of the Borrowing Base; provided that in no event shall Second Lien Loan Assets exceed ~~5~~10% of the Borrowing Base.

Sch. III- 6